As filed with the Securities and Exchange Commission on April 18, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SURFACE ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-5543980
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(617) 714-4096

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Jeffrey Goater

Chief Executive Officer

50 Hampshire Street, 8th Floor

Cambridge, Massachusetts 02139

(617) 714-4096

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Robert E. Puopolo, Esq. Seo Salimi, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Divakar Gupta, Esq. Charles S. Kim, Esq. Nicole C. Brookshire, Esq. Richard C. Segal, Esq. Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-223877

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	$20,700,000	$2,577.15

(1)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the Registrant is registering an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1, as amended (File No. 333-223877). Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of shares that may be purchased by the underwriters pursuant to an option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-223877) filed by Surface Oncology, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on April 18, 2018, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-223877), originally filed with the Securities and Exchange Commission on March 23, 2018 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 18th day of April, 2018.

SURFACE ONCOLOGY, INC.

By:	/s/ J. JEFFREY GOATER
J. Jeffrey Goater Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ J. JEFFREY GOATER J. Jeffrey Goater	Chief Executive Officer (Principal Executive, Financial and Accounting Officer)	April 18, 2018

* Daniel S. Lynch	Chairman of the Board	April 18, 2018

* David S. Grayzel, M.D.	Director	April 18, 2018

* Geoffrey McDonough, M.D.	Director	April 18, 2018

* Armen B. Shanafelt, Ph.D.	Director	April 18, 2018

* Elliott Sigal, M.D., Ph.D.	Director	April 18, 2018

* Laurie D. Stelzer	Director	April 18, 2018

*By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater Attorney-in-fact